UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2020

J.JILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of principal executive offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 7, 2020, J.Jill, Inc. (the “Company”) announced that it intends to appoint Claire Spofford to serve as President and Chief Executive Officer of the Company. Ms. Spofford’s appointment as President and Chief Executive Officer is effective as of February 15, 2021 or such other date as may be mutually agreed in writing between the Company and Ms. Spofford (the “Start Date”). It is expected she will also be a member of the Board of Directors of the Company.   On October 3, 2020, the Company entered into an employment agreement with Ms. Spofford, the material terms of which are described below, to become effective upon her Start Date.
Ms. Spofford’s employment agreement provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Spofford’s base salary; (iii) a one-time sign-on bonus of $1,600,000, payable following the Start Date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Spofford’s employment; (v) reimbursement for expenses reasonably incurred in connection with an annual physical with a provider of Ms. Spofford’s choice, and up to $25,000 of professional fees incurred in connection with income tax planning and return preparation per year; and (vi) reimbursement of up to $30,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements.  In addition, the Company also agreed to grant a sign-on equity award to Ms. Spofford on her Start Date consisting of 1,500,000 restricted stock units (subject to applicable adjustment for any stock split). The sign-on equity award will vest in equal installments on each of the first four anniversaries of the date of grant. The sign-on bonus is subject to repayment of the after-tax portion in the event Ms. Spofford’s employment is terminated by the Company for “cause” or Ms. Spofford resigns without “good reason” (as such terms are defined in the employment agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Spofford engages in activity that would give the Company grounds to terminate her employment for cause and, to the extent required by applicable law, the rules of any securities exchange on which the Company’s stock is listed or a written policy adopted by the Company, is subject to clawback, forfeiture or similar requirements.
The employment agreement provides that, if Ms. Spofford’s employment is terminated by the Company without “cause” or she resigns for “good reason” (as such terms are defined in the employment agreement) she shall be entitled to, in addition to payment of accrued benefits, (i) (A) if such termination occurs on or prior to January 31, 2022, 24 months of base salary and medical and dental continuation or (B) if such termination occurs after January 31, 2022, 12 months of base salary and medical and dental continuation, (ii) (A) if the termination occurs during the period beginning on February 15, 2021 and ending on January 31, 2022, a full-year bonus for the year of termination equal to 100% of Ms. Spofford’s annual base salary immediately prior to such termination or (B) if the termination occurs after January 31, 2022, a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%) and (iii) accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.  If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Spofford shall be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of two times her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment and (ii) 24 months (or, if later, the period from Ms. Spofford’s termination through the completion of the employment term) of medical and dental continuation.  Ms. Spofford’s award agreement will provide that if Ms. Spofford’s employment is terminated by the Company without “cause” (and other than due to her death or disability) or by her due to a resignation for “good reason” within 12 months following a “Change in Control,” any unvested portion of her sign-on equity award shall vest in full. Ms. Spofford’s right to these severance benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including a 12-month post-termination non-compete and a 24-month post-termination non-solicit.
The foregoing is only a summary of the arrangements with Ms. Spofford and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. Ms. Spofford’s employment agreement and related award agreements will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020.
Ms. Spofford, age 59, previously served as the President of Cornerstone at Qurate Retail from December 2017 until October 2020. In that role, Ms. Spofford oversaw four interactive, aspirational, home and lifestyle brands including Frontgate, Ballard Designs, Garnet Hill and Grandin Road. Ms. Spofford also served as the President of Garnet Hill from 2014 until October 2020. Over the past 20 years, Ms. Spofford had extensive experience in leadership roles and her management experience in the retail industry includes leadership roles at Timberland, Orchard Brands, and J.Jill Group. Ms. Spofford previously served as Senior Vice President and Chief Marketing Officer at J.Jill Group. Ms. Spofford earned bachelor’s degree in English and political science from the University of Vermont and has an MBA in marketing from Babson College.
Jim Scully will continue to serve as the Company’s Interim Chief Executive Officer.
Item 7.01	Regulation FD Disclosure.

On October 7, 2020, the Company issued a press release announcing Ms. Spofford’s appointment as President and Chief Executive Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.
The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits
(d)         Exhibits
Exhibit No.	Description
99.1	Press Release, dated October 7, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 7, 2020
J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President and Chief Financial Officer